    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 2, 1999

                                                       Registration No.333-
===============================================================================



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                -----------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                -----------------


                               DENALI INCORPORATED
             (Exact name of registrant as specified in its charter)

            DELAWARE                                            76-0454641
 (State or other jurisdiction of                             (I.R.S. Employer
 incorporation or organization)                             Identification No.)

                       1360 POST OAK BOULEVARD, SUITE 2250
                              HOUSTON, TEXAS 77056
          (Address of principal executive offices, including zip code)

                              --------------------

                  DENALI INCORPORATED 1999 STOCK INCENTIVE PLAN
                            (Full title of the plans)

                                  MEL S. CARTER
                       1360 POST OAK BOULEVARD, SUITE 2250
                              HOUSTON, TEXAS 77056
                     (Name and address of agent for service)

                                 (713) 627-0933
          (Telephone number, including area code, of agent for service)

                                    Copy to:

                                  T. Mark Kelly
                             Vinson & Elkins L.L.P.
                       2300 First City Tower, 1001 Fannin
                            Houston, Texas 77002-6760
                                 (713) 758-4592


                         CALCULATION OF REGISTRATION FEE

=========================================================================================================================
           Title of                                          Proposed            Proposed
       securities to be               Amount to be           maximum              maximum
          registered                   registered         offering price         aggregate                 Amount of
                                                           per share(1)      offering price(1)       registration fee (1)
-------------------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value         300,000 shares           $8.25            $1,749,023.50              $461.75
=========================================================================================================================

(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(h). (The fee has been calculated based on the issuance of 129,182 shares at an exercise price of $8.25 per share and 170,818 shares at the average of the high and low price per share of the stock on November 26, 1999, such being $4.00 per share.)

===============================================================================

                                     PART I
                INFORMATION REQUIRED IN THE SECTION 10 PROSPECTUS

ITEM 1.  PLAN INFORMATION.*

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*

--------------------------

* The document(s) containing the plan information required by Item 1 of Form S-8 and the statement of availability of registrant information and any other information required by Item 2 of Form S-8 will be sent or given to participants as specified by Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"). In accordance with Rule 428 and the requirements of Part I of Form S-8, such documents are not being filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. Denali Incorporated shall maintain a file of such documents in accordance with the provisions of Rule 428. Upon request, the Registrant shall furnish to the Commission or its staff a copy or copies of all of the documents included in such file.



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

                                     PART II
               INFORMATION REQUIRED IN THIS REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following are incorporated herein by reference and made a part hereof:
(i) the Company's Annual Report on Form 10-K for the year ended July 3, 1999;
(ii) the Company's Quarterly Report on Form 10-Q for the quarter ended October 2, 1999; (iii) the Description of the Common Stock contained in the Company's Prospectus dated November 20, 1997, included in the Company's Rule 424(b)(a) filing for Form S-1 (Registration Statement No. 333-36857); (iv) the Company's Current Reports on Form 8-K filed with the Commission on July 14, 1999, as amended, by Form 8-K/A filed with the Commission on September 14, 1999; and (v) the Company's Registration Statement on Form 8-A declared effective by the Commission on November 20, 1997.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 subsequent to the effective date of this Registration Statement, prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered hereby have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.

ITEM 4.  DESCRIPTION OF SECURITIES.

     Not Applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     None.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Article V of the Company's Second Restated Certificate of Incorporation, a copy of which is filed as Exhibit 3.01 to the Form S-1 (Registration Statement No. 333-36857), provides that the directors shall be indemnified to the fullest extent permitted by Section 145 of the Delaware General Corporation Law ("DGCL"). Article 6 of the Company's Amended and Restated Bylaws, a copy of which is filed as Exhibit 3.02 to the Form S-1 (Registration Statement No. 333-36857) provides that the officers and directors shall be indemnified to the fullest extent permitted by Section 145 of the DGCL.

     Section 145 of the DGCL authorizes, inter alia, a corporation to indemnify any person ("indemnitee") who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that such person is or was an officer or director of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. A Delaware corporation may indemnify past or present officers and directors of such corporation or of another corporation or other enterprise at the former corporation's request, in an action by or in the right of the corporation to procure a judgment in its favor under the same conditions, except that no indemnification is permitted without judicial approval if such person is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in defense of any action referred to above, or in defense of any action referred to above, or in defense of any claim, issue or matter therein, the corporation must indemnify him against the expenses (including attorneys' fees)


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

which he actually and reasonably incurred in connection therewith. Section 145 further provides that any indemnification shall be made by the corporation only as authorized in each specific case upon a determination by the (i) stockholders, (ii) Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding or (iii) independent counsel if a quorum of disinterested directors so directs. Section 145 provides that indemnification pursuant to its provision is not exclusive of other rights of indemnification to which a person may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

         Section 145 of the DGCL also empowers the Company to purchase and maintain insurance on behalf of any person who is or was an officer or director of the Company against liability asserted against or incurred by him in any such capacity, whether or not the Company would have the power to indemnify such officer or director against such liability under the provisions of Section 145. The Company maintains a directors' and officers' liability policy for such purposes.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8.  EXHIBITS.

     Unless otherwise indicated below as being incorporated by reference to another filing of the Company with the Commission, each of the following exhibits is filed herewith:

         4.1      Denali Incorporated 1999 Stock Incentive Plan;

         4.2 Second Restated Certificate of Incorporation (filed with the Commission as Exhibit 3.01 to Registration Statement No. 333-36857 and incorporated herein by reference);

         4.3      Amended and Restated Bylaws (filed with the Commission as
                  Exhibit 3.02 to Registration Statement No. 333-36857 and incorporated herein by reference);

         5.1      Opinion of Vinson & Elkins L.L.P.;

         23.1     Consent of Ernst & Young LLP.;

         23.2     Consent of Deloitte & Touche;

         23.3     Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1);

         24.1 Powers of Attorney (included on the signature page to this Registration Statement).


                                  UNDERTAKINGS

         The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                 (a) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (b) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;



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

                  (c) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(a) and (1)(b) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Sec tion 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) That, for the purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.




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

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 1st day of December, 1999.


                                  DENALI INCORPORATED


                                  By:  /s/ Edward de Boer
                                     ---------------------------------------
                                           Edward de Boer
                                           President and Chief Executive Officer

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints R. Kevin Andrews and Mel S. Carter or any of them, his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the 1st day of December, 1999.


                SIGNATURE                                     TITLE
                ---------                                     -----

           /s/ Edward de Boer                             President and
------------------------------------------           Chief Executive Officer
             Edward de Boer                                and Director
                                                  (Principal Executive Officer)

          /s/ R. Kevin Andrews                       Chief Financial Officer
------------------------------------------               and Treasurer
            R. Kevin Andrews                        (Principal Financial and
                                                      Accounting-Officer)


           /s/ Richard W. Volk                        Chairman of the Board
------------------------------------------                 and Director
             Richard W. Volk

        /s/ Philip J. Burguieres                            Director
------------------------------------------
          Philip J. Burguieres

         /s/ Ernest H. Cockrell
------------------------------------------                  Director
           Ernest H. Cockrell

       /s/ Thomas D. Simmons, Jr.                           Director
------------------------------------------
         Thomas D. Simmons, Jr.

            /s/ Joel V. Staff                               Director
------------------------------------------
              Joel V. Staff

           /s/ J. Taft Symonds                              Director
------------------------------------------
             J. Taft Symonds

          /s/ Stephen M. Youts                              Director
------------------------------------------
            Stephen M. Youts

             /s/  Bob Elfring                               Director
------------------------------------------
               Bob Elfring



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

                                 EXHIBIT INDEX

      EXHIBIT
      NUMBERS                  DESCRIPTION
      -------                  -----------

         4.1      Denali Incorporated 1999 Stock Incentive Plan;

         4.2 Second Restated Certificate of Incorporation (filed with the Commission as Exhibit 3.01 to Registration Statement No. 333-36857 and incorporated herein by reference);

         4.3      Amended and Restated Bylaws (filed with the Commission as
                  Exhibit 3.02 to Registration Statement No. 333-36857 and incorporated herein by reference);

         5.1      Opinion of Vinson & Elkins L.L.P.;

         23.1     Consent of Ernst & Young LLP.;

         23.2     Consent of Deloitte & Touche;

         23.3     Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1);

         24.1 Powers of Attorney (included on the signature page to this Registration Statement).







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